Exhibit 5.2

HUNTON ANDREWS KURTH LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074

TEL 804 • 788 • 8200 FAX 804 • 788 • 8218

File No: 048362.0000001

November 6, 2019

Albemarle Corporation

4250 Congress Street, Suite 900

Charlotte, North Carolina 28209

Albemarle Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Virginia counsel for Albemarle Corporation, a Virginia corporation (the “Company”), in connection with a Registration Statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of an indeterminate amount of the Company’s (i) common stock, par value $0.01 per share (the “Common Stock”), (ii) preferred stock (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) warrants to purchase the Debt Securities (the “Debt Warrants”), (v) warrants to purchase the Common Stock (the “Common Warrants”) and (vi) units (the “Units” and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Debt Warrants and the Common Warrants, the “Securities” and each a “Security”).

Any shares of Common Stock will be issued pursuant to the Company’s Amended and Restated Articles of Incorporation (as may be amended from time to time, the “Articles of Incorporation”) and any shares of Preferred Stock will be issued pursuant to articles of amendment to the Articles of Incorporation. Any Debt Securities will be issued under one or more indentures (an “Indenture”) among the Company and a bank or trust company to be selected by the Company, as trustee. Any Debt Warrants will be issued by the Company pursuant to one or more debt warrant agreements (a “Debt Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein. Any Common Warrants will be issued by the Company pursuant to one or more common warrant agreements (a “Common Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein. Any Unit will be issued under a unit agreement or indenture (a “Unit Agreement”) and will represent an interest in one or more Debt Securities, shares of Preferred Stock, shares of Common Stock, Debt Warrants, Common Warrants as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON     BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON    LONDON    LOS ANGELES

MIAMI    NEW YORK    NORFOLK    RALEIGH/DURHAM    RICHMOND    SAN FRANCISCO    THE WOODLANDS    TYSONS    WASHINGTON, DC

www.HuntonAK.com

Albemarle Corporation

November 6, 2019

The Securities are to be issued in one or more series and will be offered and sold on a continuous or delayed basis pursuant to Rule 415 of the Securities Act from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things, (i) the Articles of Incorporation, as amended through the date hereof, (ii) the Company’s Amended and Restated Bylaws, as amended through the date hereof, (iii) the Registration Statement and the Prospectus, (iv) the resolutions of the Company’s Board of Directors authorizing the filing of the Registration Statement and (v) a certificate issued by the Clerk of the State Corporation Commission of the Commonwealth of Virginia (the “SCC”) on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “Good Standing Certificate”).

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties and (vi) the validity, binding effect and enforceability of all documents.

As to factual matters, we have relied upon representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates of public officials.

We do not purport to express an opinion on any laws other than the laws of the Commonwealth of Virginia.

Albemarle Corporation

November 6, 2019

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations noted herein, we are of the opinion that:

1. The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia.

2. With respect to any shares of Common Stock, when (a) the Company’s Board of Directors or a duly constituted and acting committee thereof (the Board of Directors or such duly constituted and acting committee thereof being hereinafter referred to as the “Board”) has taken all necessary corporate action to authorize and approve the issuance of shares of Common Stock from the then authorized number of shares of Common Stock available and (b) such shares of Common Stock have been duly issued by the Company and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such Common Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of shares of Preferred Stock from the then authorized number of shares of Preferred Stock available, (b) articles of amendment to the Articles of Incorporation creating the particular series of Preferred Stock have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto and the certificate has become effective, (c) the certificates representing the shares of Preferred Stock have been duly executed, countersigned and registered and (d) the series of Preferred Stock has been duly issued by the Company and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

4. With respect to any Debt Securities, the Company has the corporate power and authority to authorize the applicable Indenture and any supplemental indenture or officers’ certificate thereto and the issuance and sale of such Debt Securities and, when the Board has taken all necessary corporate action to authorize and approve the applicable Indenture and any supplemental indenture or officers’ certificate thereto and the issuance and sale of the such Debt Securities, the Company will have the corporate power and authority to execute and deliver the applicable Indenture and any supplement thereto and to execute, issue and deliver the related Debt Securities.

Albemarle Corporation

November 6, 2019

5. With respect to any Debt Warrants, the Company has the corporate power and authority to authorize the applicable Debt Warrant Agreement and the issuance and sale of such Debt Warrants and, when the Board has taken all necessary corporate action to authorize and approve the applicable Debt Warrant Agreement and the issuance and sale of such Debt Warrants, the Company will have the corporate power and authority to execute and deliver the applicable Debt Warrant Agreement and to execute, issue and deliver such Debt Warrants.

6. With respect to any Common Warrants, the Company has the corporate power and authority to authorize the applicable Common Warrant Agreement and the issuance and sale of such Common Warrants and, when the Board has taken all necessary corporate action to authorize and approve the applicable Common Warrant Agreement and the issuance and sale of such Common Warrants, the Company will have the corporate power and authority to execute and deliver the applicable Common Warrant Agreement and to execute, issue and deliver such Common Warrants.

7. With respect to any Units, the Company has the power and authority to authorize the applicable Unit Agreement and the issuance and sale of such Units and, when the Board has taken all necessary corporate action to authorize and approve the applicable Unit Agreement and the issuance and sale of such Units, the Company will have the corporate power and authority to execute and deliver the applicable Unit Agreement and to execute, issue and deliver such Units.

The opinion set forth in paragraph 1 above as to the valid existence of the Company is based solely upon our review of the Good Standing Certificate.

In connection with the opinions set forth above, we have assumed that, at or prior to the time of the delivery of any Security, (i) the Board shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Company is, and shall remain, validly existing and in good standing as a corporation under the laws of the Commonwealth of Virginia at the time of authorization and issuance of any such Security; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indenture, Debt Warrant Agreement or Common Warrant Agreement, as

Albemarle Corporation

November 6, 2019

applicable, shall be a valid, binding and enforceable agreement of each party thereto; and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed the execution, delivery and performance by the Company of any Security whose terms are established subsequent to the date hereof (a) are within its corporate powers at the applicable time, (b) do not contravene, or constitute a default under, the Articles of Incorporation or the Company’s Amended and Restated Bylaws, as amended, or other constitutive documents of the Company then in effect, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company.

We consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP